                           OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                             KATZ MEDIA GROUP, INC.
                                       AT

                              $11.00 NET PER SHARE

                                       BY

                         MORRIS ACQUISITION CORPORATION

                         A JOINTLY OWNED SUBSIDIARY OF

                        CHANCELLOR BROADCASTING COMPANY
                                      AND

                          EVERGREEN MEDIA CORPORATION

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON THURSDAY, AUGUST 14, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                   July 18, 1997

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated July 18, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to an offer by Morris Acquisition Corporation, a Delaware corporation ("Purchaser") and a jointly owned subsidiary of Chancellor Broadcasting Company, a Delaware corporation ("Chancellor"), and Evergreen Media Corporation, a Delaware corporation ("Evergreen" and together with Chancellor, the "Parents"), to purchase any and all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Katz Media Group, Inc., a Delaware corporation (the "Company"), at a purchase price of $11.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

     A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     Please note the following:

          1. The tender price is $11.00 per Share, net to the seller in cash, without interest thereon.

          2. The Offer is being made for any and all of the outstanding Shares.

          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, August 14, 1997, unless the Offer is extended.

          4. The Offer is conditioned upon (i) there having been validly tendered, and not properly withdrawn, pursuant to the Offer that number of Shares representing at least a majority of all outstanding Shares on a fully diluted basis,

     (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and
     (iii) the satisfaction of certain other terms and conditions set forth in the Offer to Purchase.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.
                             _____________________

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                             KATZ MEDIA GROUP, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 18, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Morris Acquisition Corporation, a Delaware corporation ("Purchaser"), and a jointly owned subsidiary of Chancellor Broadcasting Company, a Delaware corporation, and Evergreen Media Corporation, a Delaware corporation, to purchase any and all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Katz Media Group, Inc., a Delaware corporation.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     Date: ________________, 1997

NUMBER OF SHARES OF COMMON STOCK TO BE TENDERED:*_______________________________

Account Number:_________________________________________________________________

SIGN HERE
________________________________________________________________________________
                                 (Signature(s))

________________________________________________________________________________
                                (Print Name(s))

________________________________________________________________________________
                              (Print Address(es))

________________________________________________________________________________
                      (Area Code and Telephone Number(s))

________________________________________________________________________________
             (Taxpayer Identification or Social Security Number(s))

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.